AGREEMENT AND PLAN OF SEPARATION by and among
PERFECT SOLUTIONS GROUP, INC. and ALL-Q-TELL CORPORATION
THIS AGREEMENT, is made this 15th day of September, by and among Perfect Solutions Group, Inc., ("PSGI") and ALL-Q-TELL Corporation ("ALLQ").
WHEREAS, PSGI owns all of the issued and outstanding stock of ALLQ; and
WHEREAS, it is the desire of PSGI and ALLQ to separate the business of ALLQ from the business of PSGI;
NOW THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. PSGI will cancel all of its stock held in ALLQ which shall constitute all of the issued and outstanding stock of ALLQ.
2. Closing. The closing of the transaction contemplated hereunder shall occur on September 15, 2021 immediately after the effective time and completion of holding company reorganization by and among ALL-Q-TELL Corporation, Perfect Solutions Group, Inc. and Perfect Solutions Merger Sub, Inc.
3. Miscellaneous. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. This Agreement shall be governed by the laws of the state of Nevada.
IN WITNESS WHEREOF, this Agreement is hereby signed for and on behalf of each of the parties hereto as of the date first above written.
PERFECT SOLUTIONS GROUP, INC. (A NEVADA CORPORATION) By: /s/ Paul Moody Paul Moody, CEO and Director
ALL-Q-TELLCORPORATION (A NEVADA CORPORATION) By: /s/ Paul Moody Paul Moody, CEO and Director